SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐    Preliminary Proxy Statement

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☐    Definitive Proxy Statement

☒    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a

UnitedHealth Group Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMPANY #
UNITEDHEALTH GROUP ANNUAL MEETING OF SHAREHOLDERS May 24, 2010 12:00 P.M Central time Sheraton Overland Park Hotel at the Convention Center 6100 College Boulevard Overland Park, Kansas 66211

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on May 24, 2010.

Notice is hereby given that the Annual Meeting of Shareholders of UnitedHealth Group will be held at the Sheraton Overland Park Hotel at the Convention Center, 6100 College Boulevard, Overland Park, Kansas 66211 on May 24, 2010 at 12:00 P.M. Central time. For directions to the Annual Meeting, please see the information posted at: www.unitedhealthgroup.com/annualmeeting

This Notice is not a ballot and may not be used for voting. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement, Annual Report on Form 10-K and Summary Annual Report are available at:

www.ematerials.com/unh

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR Proposals 1 and 2 and AGAINST Proposals 3 and 4:

1.	Election of Directors
	a.	William C. Ballard, Jr.	d.	Stephen J. Hemsley	g.	Glenn M. Renwick
	b.	Richard T. Burke	e.	Michele J. Hooper	h.	Kenneth I. Shine, M.D.
	c.	Robert J. Darretta	f.	Douglas W. Leatherdale	i.	Gail R. Wilensky, Ph.D.

2.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010.

3.	Shareholder proposal concerning disclosure of lobbying expenses.

4.	Shareholder proposal concerning advisory vote on executive compensation.

You may immediately vote your proxy on the Internet at:

www.eproxy.com/unh

•  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Central time on May 23, 2010, except that the UnitedHealth Group 401(k) Plan Participants must vote by May 19, 2010 at 11:59 p.m. Central time to allow time for the 401(k) administrators to vote on your behalf.

• Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.
Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Please see reverse side of this Notice for instructions on how to request a paper copy of the 2010 documents, or to sign up to receive an e-mail with links to the Proxy Statement, Annual Report on Form 10-K and Summary Annual Report for future UnitedHealth Group shareholder mailings.

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 11, 2010* to facilitate timely delivery.

Internet – Access the Internet and go to www.ematerials.com/unh . Follow the instructions to log in and order copies.

Telephone – Call us free of charge at 866-697-9377 in the U.S. or Canada using a touch-tone phone and follow the instructions to log in and order copies.

Email – Send us an email at ep@ematerials.com with “UNH Materials Request” in the subject line. The email must include:
• The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.

• Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

• If you choose email delivery, you must include the email address.

• If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.